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                                                                    EXHIBIT 23.1

                    INDEPENDENT PUBLIC ACCOUNTANTS' CONSENT


Cross Timbers Oil Company
Fort Worth, Texas

We consent to the incorporation by reference in this post-effective amendment to this Registration Statement of Cross Timbers Oil Company on Form S-8 of our report dated March 13, 1997, appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, and our report dated May 16, 1997, appearing in the Annual Report on Form 11-K of Cross Timbers Oil Company Employees' 401(k) Plan for the year ended December 31, 1996. We also consent to the reference to our firm under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



ARTHUR ANDERSEN LLP
Fort Worth, Texas
September 26, 1997